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                             Report of
Independent Registered Public Accounting
Firm

To the Trustees of DWS Advisor Funds III and Shareholders of DWS Lifecycle Long
Range Fund:

In planning and performing our audit of
the financial statements of DWS Lifecycle
Long Range Fund
(formerly Scudder Lifecycle Long Range
Fund) (the ?Fund?), as of and for the
year ended March 31, 2006 in
accordance with the standards of the
Public Company Accounting Oversight Board
(United States), we
considered the Fund?s internal control
over financial reporting, including
control activities for safeguarding
securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund?s internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund?s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund?s assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the Fund?s ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Fund?s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Fund?s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the
Public Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the
Fund?s internal control over financial
reporting and its operation, including
controls for safeguarding
securities, that we consider to be
material weaknesses as defined above as
of March 31, 2006.

This report is intended solely for the
information and use of the Trustees,
management and the Securities and
Exchange Commission and is not intended
to be and should not be used by anyone
other than these specified
parties.


PricewaterhouseCoopers LLP
May 22, 2006
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